UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
June 26, 2006 (June 22, 2006)
ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)
(832) 636-1000

(Registrant’s telephone number, including area code)
N.A.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01. Other Information
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger - Western Gas Resources, Inc.
Agreement and Plan of Merger - Kerr-McGee Corporation
Form of Voting Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     On June 22, 2006, Anadarko Petroleum Corporation (the “Company”) entered into an Agreement and Plan of Merger, by and among the Company, Kerr-McGee Corporation, a Delaware corporation (“KMG”) and APC Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“APC/KMG Merger Sub ”) (the “KMG Merger Agreement”), pursuant to which APC/KMG Merger Sub will be merged with and into KMG, with KMG becoming a wholly owned subsidiary of the Company (the “KMG Merger”). Under the terms of the KMG Merger Agreement, each outstanding share of common stock of KMG will be converted into the right to receive $70.50, without interest. The price per share will increase at a daily rate of $.01255 for each day after August 10, 2006 that the merger does not close, provided that the total price per share will not exceed $71.0271 per share. The KMG Merger Agreement has been adopted by the Board of Directors of both the Company and KMG. In addition, KMG’s Board of Directors recommended that its stockholders approve the merger. The KMG Merger Agreement is conditioned upon, among other things: (i) approval by KMG’s stockholders, (ii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) and, if required, the Competition Act (Canada) (“Competition Act”), and (iii) other customary closing conditions.
     On June 22, 2006, the Company entered into an Agreement and Plan of Merger, by and among the Company, Western Gas Resources, Inc., a Delaware corporation (“WGR”) and APC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“APC/WGR Merger Sub”), pursuant to which APC/WGR Merger Sub will be merged with and into WGR, with WGR becoming a wholly owned subsidiary of the Company (the “WGR Merger”). Under the terms of the WGR Merger Agreement, each outstanding share of common stock of WGR will be converted into the right to receive $61.00 in cash, without interest. The WGR Merger Agreement has been adopted by the Board of Directors of both the Company and WGR. In addition, WGR’s Board of Directors recommended that its stockholders approve the merger. The WGR Merger Agreement is conditioned upon, among other things: (i) approval by WGR’s stockholders, (ii) clearance under the HSR Act and the Competition Act, (iii) approval by the Public Service Commission of Wyoming, and (iv) other customary closing conditions.
     Concurrent with the execution of the WGR Merger Agreement, each of Brion G. Wise, Dean Phillips, Roswitha Stonehocker, Walter L. Stonehocker, Mabeth Sanderson, individually and as trustee of the Cedar Assets Trust, Bill M. Sanderson, John F. Chandler, Peter A. Dea and James A. Senty entered into a voting agreement (“Voting Agreement”) with the Company, pursuant to which each has agreed to vote their shares of WGR common stock in favor of the WGR Merger and have granted the Company a proxy to vote their shares at any WGR stockholder meeting convened to consider the WGR Merger. The shares of WGR common stock beneficially owned by those individuals executing a Voting Agreement represent approximately 17.3% of the total issued and outstanding shares of WGR common stock as of the close of business on June 22, 2006.
     Each of the above merger agreements contains representations and warranties that the parties have made to each other as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties to the respective merger agreements described therein, the merger agreements are not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in each merger agreement were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to such merger agreements, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in each merger agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters to each of the merger agreements that the parties exchanged in connection with the signing of the merger agreements. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of each of the merger agreements and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of each respective merger agreement, which subsequent information may or may not be fully reflected in the Company’s, WGR’s or KMG’s public disclosures.
     The WGR Merger Agreement, KMG Merger Agreement and form of Voting Agreement are attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 10.1 respectively, and are incorporated herein by reference. The descriptions of the WGR Merger Agreement, Voting Agreements and KMG Merger Agreement set forth above do not purport to be complete and each is qualified in its entirety by reference to the provisions of the WGR Merger Agreement, Voting Agreements, and KMG Merger Agreement, as applicable.
Item 8.01. Other Information
     On June 22, 2006, the Company entered into a commitment letter (“Commitment Letter”) with UBS Loan Finance LLC (“UBS”), UBS Securities LLC, Credit Suisse, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (“Citigroup”). UBS, Credit Suisse and Citigroup (the “Initial Lenders”) have agreed, subject to the terms and conditions of the Commitment Letter, to provide the Company with a $24 billion 364-day senior unsecured acquisition facility (“Facility”). Under the Facility, approximately (i) $18 billion will be made available to the Company to finance the KMG Merger, refinance up to $2.1 billion of KMG indebtedness and pay certain fees and expenses in connection with such transactions; and (ii) $6 billion will be made available to the Company to finance the WGR Merger, refinance up to $600 million of WGR indebtedness and pay certain fees and expenses in connection with such transactions. The Company intends to use all or a portion of these proceeds to finance the KMG Merger and WGR Merger, respectively.
     The Facility will mature 364 days from the date of the closing of either the WGR Merger or the KMG Merger, whichever closes first. The Facility will bear interest at either (i) LIBOR plus a certain margin or (ii) the higher of the Federal Funds Rate, plus 1/2 of 1%, and the prime commercial lending rate of UBS AG, Stamford Branch. The Initial Lenders’ financing commitments under the Commitment Letter are subject to certain customary conditions. The Commitment Letter will expire upon the earlier of January 10, 2007 and the date of termination of both the WGR Merger Agreement and the KMG Merger Agreement.
     A copy of the press release announcing the WGR Merger and KMG Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
No.	Document

2.1	Agreement and Plan of Merger dated as of June 22, 2006, by and among Anadarko Petroleum Corporation, APC Merger Sub, Inc. and Western Gas Resources, Inc.

2.2	Agreement and Plan of Merger dated as of June 22, 2006, by and among Anadarko Petroleum Corporation, APC Acquisition Sub, Inc. and Kerr-McGee Corporation.

10.1	Form of Voting Agreement.

99.1	Press Release dated June 23, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)
Dated: June 26, 2006
	By:	/s/ Charlene A. Ripley
	Name:	Charlene A. Ripley
	Title:	Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit
No.	Document

2.1	Agreement and Plan of Merger dated as of June 22, 2006, by and among Anadarko Petroleum Corporation, APC Merger Sub, Inc. and Western Gas Resources, Inc.

2.2	Agreement and Plan of Merger dated as of June 22, 2006, by and among Anadarko Petroleum Corporation, APC Acquisition Sub, Inc. and Kerr-McGee Corporation.

10.1	Form of Voting Agreement.

99.1	Press Release dated June 23, 2006.